Exhibit 99.1

Zayo to Acquire Allstream

Acquisition adds extensive intercity and metro fiber throughout Canada, and will establish Zayo as the only Pan-U.S./Canada Communications Infrastructure provider

BOULDER, Colo. - November 23, 2015 - Zayo Group Holdings, Inc. (“Zayo”) (NYSE: ZAYO), a leading provider of Communications Infrastructure services, today announced it has entered into a definitive agreement to acquire Allstream, Inc. (“Allstream”), which offers bandwidth and telecom services to business and public sector customers across Canada. Allstream is a wholly owned subsidiary of MTS, Inc. (“MTS”), Canada’s fourth largest provider of telecommunications services. The purchase price is CAD $465 million, representing a pre-synergized adjusted EBITDA multiple of less than five times. Allstream has approximately CAD $600M revenue and Adjusted EBITDA (excluding restructuring charges) of approximately CAD $100M.

Zayo is primarily interested in adding Allstream’s substantial fiber and colocation assets to Zayo’s core network Communications Infrastructure business. Allstream has over 9,000 route kilometers of metro fiber network concentrated in Canada’s top five metropolitan markets, (Toronto, Montreal, Vancouver, Ottawa, and Calgary) that connect to approximately 3,300 on-net buildings. In addition, Allstream has an approximate 20,000 route kilometer long-haul fiber network connecting all major Canadian markets and 10 U.S. network access points. In addition, Allstream operates colocation space in Toronto, Montreal, and Vancouver.

“Within today’s Allstream is a robust collection of fiber networks, which are enormously valuable to both Allstream and Zayo customers,” explained Dan Caruso, chairman and CEO of Zayo. “We will unleash the full potential of these assets by combining them with Zayo’s network and focus on providing high-quality and low-cost bandwidth to help fuel the growth of Canada’s economy.”

Zayo estimates that approximately half of Allstream’s revenue is a direct fit with Zayo’s existing core business. Zayo’s investment thesis is to separate this business from other parts of Allstream, and integrate it into Zayo, using the same approach as is currently in place for Zayo UK and Zayo France. This plan includes retaining a strong Canadian brand and presence. The segmentation of the Communication Infrastructure portion of Allstream’s business (“Zayo Canada”) and follow-on reporting into Zayo’s core business segments (Dark Fiber Solutions, Colocation & Cloud Infrastructure, and Network Connectivity) will take multiple quarters to complete.

“As we stand up Zayo Canada, we are targeting CAD $300M of revenue, a >40 percent EBITDA margin, and a high single digit growth rate,” said Karl Maier, president of Zayo International. “If we achieve this outcome and apply an EBITDA multiple similar to Zayo, the value of Zayo Canada will be substantial.”

Significant effort is required to establish the Zayo Canada segment, and the revenue, EBITDA margin, and growth rate targets for Zayo Canada are aspirational. Zayo’s Tranzact platform will be instrumental in the creation and success of Zayo Canada.

“As we roll Allstream’s Communications Infrastructure business into Tranzact, both Zayo and Allstream customers will have easy and seamless access to Zayo’s expansive infrastructure in North America and Europe,” said Matt Erickson, co-COO of Zayo.

The other half of Allstream’s business will be organized into two additional segments: Voice and Universal Communications (approximately one third of Allstream’s revenue), and Small Business (primarily enterprise voice). Each of these will be separated into standalone business units in parallel with the formation of Zayo Canada.

“We believe these other businesses provide valuable and important services to their customers, and the business unit focus will enable them to grow and innovate,” added Caruso. “We’ve successfully done this on prior acquisitions. The key is strong and focused leadership, appropriate management incentives, and stand-alone financial statements that allow transparency into performance.”

As part of the transaction, MTS has agreed to retain the pension obligation, and related pension plan assets, of retirees and other former employees of Allstream and has also agreed to reimburse Allstream for certain solvency funding payments related to the pension obligations of current Allstream employees. The all-cash transaction is expected to be funded with existing cash and revolving credit facility capacity and close in the first calendar year quarter of 2016, subject to customary regulatory approvals and closing conditions. RBC Capital Markets served as exclusive financial advisor and Gibson Dunn & Crutcher LLP and Borden Ladner Gervais LLP served as legal advisors to Zayo on the transaction.

Zayo will host an investor call on Tuesday, November 24 at 10 a.m. ET. Meeting information will be available at: http://investors.zayo.com/events-and-presentations.

For more information about Zayo, please visit www.zayo.com.

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud services to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 87,000-mile network in the U.S. and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high-capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud services in its carrier-neutral data centers. Zayo provides clients with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth and services. For more information, visit zayo.com.

About Allstream Inc.

Allstream is a Canadian leader in IP communications and the only national provider that works exclusively with business customers.  Supported by its more than 30,000-kilometre nationwide high-performance fibre-optic network, Allstream’s communications technologies and services include a range of innovative, highly-scalable IP, Cloud and Security solutions that help organizations communicate more efficiently and profitably.  Allstream is recognized for offering solutions that its competitors will not and for delivering the best customer experience among national providers.  For more information on Allstream’s products and services, visit: www.allstream.com.

About MTS Inc.

MTS is Manitoba’s leading communications company, connecting people and places with wireless, high-speed Internet, TV, home phone and security services. MTS also offers a full suite of business solutions, including information technology, data storage and cloud computing through EPIC Information Solutions and MTS Data Centres.  Founded more than a century ago and deeply rooted in the community, MTS provides grants, scholarships, sponsorships and volunteer support to youth-serving organizations across the province through MTS Future First. MTS is wholly owned by Manitoba Telecom Services Inc. (TSX: MBT). For more on MTS's products and services, visit www.mts.ca.

Forward Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as "believe," "expect," "plan," "continue," "will," "should," and similar expressions are intended to identify our forward-looking statements. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond our control. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our 10-K dated September 18, 2015.  We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Zayo Group Holdings Inc.

Media:Shannon Paulk, PR and External Communications

303-577-5897

press@zayo.com

Investors:Brad Korch, Investor Relations

303-381-3284

IR@zayo.com

Manitoba Telecom Services Inc.

Media:              Melanie McKague, Corporate Communications

204-958-3230

media.relations@mtsallstream.com

Investors:       Brenda McInnes, Investor Relations

                        204-941-6205

                        investor.relations@mtsallstream.com